As filed with the Securities and Exchange Commission on April 26, 2006

                                                         Registration 333-132180
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    Form S-1
             PRE-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               SIMTEK CORPORATION
             (Exact name of registrant as specified in its charter)


    Colorado                          3674                      84-1057605
 (State or other           (Primary Standard Industrial       (I.R.S. Employer
 jurisdiction of            Classification Code Number)      Identification No.)
 incorporation or
 organization)

                            4250 Buckingham Dr. #100
                        Colorado Springs, Colorado 80907
                                 (719) 531-9444
               (Address, including zip code, and telephone number,
              including area code, of Principal Executive Offices)
                                   ----------
                                Harold Blomquist
                      Chief Executive Officer and President
                               Simtek Corporation
                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907
                                 (719) 531-9444
                (Name, address, including zip code and telephone
               number, including area code, of agent for service)

                                   Copies to:
                            Hendrik F. Jordaan, Esq.
                              Garth B. Jensen, Esq.
                            Holme Roberts & Owen LLP
                            1700 Lincoln, Suite 4100
                             Denver, Colorado 80203
                                 (303) 861-7000

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

                                 --------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


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     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        ---------------------------------

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, this registration statement contains a combined prospectus that also relates to 32,699,131 shares of common stock registered on Form S-2, registration no. 333-126041, which have not been offered or sold as of the date of the filing of this registration statement. This registration statement constitutes a post-effective amendment to the prior related registration statement, pursuant to which the total amount of unsold previously registered securities may be offered and sold as any of the securities registered hereunder, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933, as amended. If the previously registered securities are offered and sold prior to the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16.  Exhibits

Unless otherwise indicated, all exhibits listed below are incorporated herein by reference.

3.1       Amended and Restated Articles of Incorporation.(19)
3.2       Bylaws.(2)
4.1       1987-I Employee Restricted Stock Plan.(1)
4.2 Form of Restricted Stock Agreement between the Company and Participating Employees.(1)
4.3       Form of Common Stock Certificate.(3)
4.4       Simtek Corporation 1991 Stock Option Plan.(4)
4.5 Form of Incentive Stock Option Agreement between the Company and Eligible Employees.(4)
4.6       1994 Non-Qualified Stock Option Plan.(5)
4.7       Amendment to the 1994 Non-Qualified Stock Option Plan.(6)
4.8 Q-DOT Group, Inc. Incentive Stock Option Plan of March 1994 adopted by Simtek (9)
4.9 Form of Q-DOT Group, Inc. Incentive Stock Option Agreement between the Company and Eligible Employees.(9)
4.10      Amendment to the 1994 Non-Qualified Stock Option Plan.(9)
4.11      Amendment to the 1994 Non-Qualified Stock Option Plan (17)
5.1 Opinion of Holme Roberts & Owen LLP, dated February 28, 2006, with respect to 80,094,191 of the shares being registered *
5.2 Opinion of Holme Roberts & Owen LLP, dated October 26, 2005, with respect to 200,000 of the shares being registered *
5.3 Opinion of Holme Roberts & Owen, LLP, dated June 22, 2005 with respect to 25,013,795 shares (of which 24,963,795 remaining unsold shares are still being registered) *
5.4 Opinion of Holme Roberts & Owen LLP, dated March 28, 2005, with respect to 8,126,936 shares (of which 7,535,336 remaining unsold shares are still being registered) *
5.5       Opinion of Holme Roberts & Owen LLP *
10.1 Form of Non-Competition and Non-Solicitation Agreement between the Company and certain of its employees.(1)
10.2 Form of Employee Invention and Patent Agreement between the Company and certain of its employees.(1)
10.3 Manufacturing Agreement between Chartered Semiconductor Manufacturing, PTE, LTD. and Simtek Corporation dated September 16, 1992(6)
10.4 Separation Agreement, dated May 9, 2005, between Simtek Corporation and Douglas M. Mitchell(8)
10.5 Technology Development, License and Product Agreement between Amkor Technology and Simtek (10)
10.6 Manufacturing Services Agreement between Amkor Technology, Inc. and Simtek Corp (10)
10.7 Convertible Loan Agreement between Simtek Corporation as borrower and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth and Income Trust, PLC and BFSUS Special Opportunities Trust, PLC as lenders (11)
10.8 7.5% $1,000,000 Convertible Debenture between Simtek Corporation and BSFSUS Special Opportunities Trust, PLC (11)
10.9 7.5% $1,000,000 Convertible Debenture between Simtek Corporation and Renaissance Capital Growth & Income Fund III, Inc. (11)
10.10 7.5% $1,000,000 Convertible Debenture between Simtek Corporation and Renaissance Capital US Growth & Income Trust, PLC (11)
10.11 Borrowers Security Agreement between Simtek Corporation as borrower and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth and Income Trust, PLC and BFSUS Special Opportunities Trust, PLC as lenders (11)
10.12 Pledge Agreement between Simtek Corporation as borrower and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth and Income Trust, PLC and BFSUS Special Opportunities Trust, PLC as lenders (11)


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

10.13 Technology Development, License and Product Agreement between Amkor Technology and Simtek - Amended September 2002 (12)
10.14 Assignment, dated February 21, 2003, of the Agreement(s) between Simtek Corporation and Amkor Technology, Inc.(13)
10.15 Securities Purchase Agreement between Simtek Corporation and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust, PLC and BFSUS Special Opportunities Trust, PLC(14)
10.16     Form of $1.25 Stock Purchase Warrant(14)
10.17     Form of $1.50 Stock Purchase Warrant(14)
10.18 Amendment dated January 27, 2004 between Simtek Corporation and Baja Properties, LLC (Landlord) (together with amendment dated June 7, 2000 and underlying lease dated July 26, 2000) (15)
10.19 Securities Purchase Agreement, dated October 12, 2004, by and among the Company, SF Capital Partners Ltd., Bluegrass Growth Fund LP and Bluegrass Growth Fund LTD (16)
10.20 Form of Warrant (attached as Exhibit A to Securities Purchase Agreement, dated October 12, 2004, by and among the Company, SF Capital Partners Ltd., Bluegrass Growth Fund LP and Bluegrass Growth Fund LTD) (16)
10.21 Form of Registration Rights Agreement (attached as Exhibit B to Securities Purchase Agreement, dated October 12, 2004, by and among the Company, SF Capital Partners Ltd., Bluegrass Growth Fund LP and Bluegrass Growth Fund LTD) (16)
10.22 Share Purchase Agreement, dated May 4, 2005, by and between the Company and Cypress Semiconductor Corporation (20)
10.23 Development and Production Agreement, dated May 4, 2005, by and between the Company and Cypress Semiconductor Corporation (20)
10.24 Escrow Agreement, dated May 4, 2005, by and among the Company, Cypress Semiconductor Corporation and U.S. Bank, National Association (20)
10.25 Stock Purchase Warrant, dated May 4, 2005, from the Company to Cypress Semiconductor Corporation (20)
10.26     Employment agreement by and between the Company and Harold Blomquist
          (8)
10.27 Waiver letter agreement, dated June 28, 2005, by and between the Company, Q-DOT, Inc., Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and BFS US Special Opportunities Trust PLC (21)
10.28 Asset Purchase Agreement, dated August 30, 2005, by and among Hittite Microwave Corporation, HMC Acquisition Corporation, the Company and Q-DOT, Inc. (22)
10.29 Escrow Agreement, dated August 30, 2005, by and among the Company, Q-DOT, Inc., Hittite Microwave Corporation, HMC Acquisition Corporation, and U.S. Bank, National Association (22)
10.30 Confidentiality, Non-Disclosure and Restrictive Covenant Agreement, dated August 30, 2005, by and among Hittite Microwave Corporation, HMC Acquisition Corporation, the Company and Q-DOT, Inc. (22)
10.31 Asset Purchase Agreement, dated December 7, 2005, by and between the Company and Zentrum Mikroelektronik Dresden AG (23)
10.32 Form of License Agreement, dated December 30, 2005, by and between the Company and Zentrum Mikroelektronik Dresden AG (23)
10.33 Form of Non-Competition and Non-Solicitation Agreement, dated December 30, 2005, by and between the Company and Zentrum Mikroelektronik Dresden AG (23)
10.34 Form of Registration Rights Agreement, dated December 30, 2005, by and between the Company and Zentrum Mikroelektronik Dresden AG (23)
10.35 Form of Securities Purchase Agreement, dated December 30, 2005, by and among the Company various purchasers (24)
10.36 Form of Registration Rights Agreement, dated December 30, 2005, by and among the Company and various purchasers (24)
10.37 License and Development Agreement, dated March 24, 2006, by and between the Company and Cypress Semiconductor Corporation (25)
10.38 Amended and Restated Registration Rights Agreement, dated March 24, 2006, by and between the Company and Cypress Semiconductor Corporation
          (25)
13.1      Annual Report on Form 10-K for the fiscal year ended December 31, 2005
          (18)
23.1 Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm*
23.2 Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1, 5.2, 5.3, 5.4 and 5.5*





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


23.3 Consent of MAZARS Revision & Treuhandgesellschaft mbH, Independent Registered Public Accounting Firm*
24.1      Power of Attorney *

---------------
*    Previously filed.
(1) Incorporated by reference to the Company's Form S-1 Registration Statement (Reg. No. 33-37874) filed with the Commission on November 19, 1990.
(2) Incorporated by reference to the Company's Amendment No. 1 to Form S-1 Registration Statement (Reg. No. 33-37874) filed with the Commission on February 4, 1991.
(3) Incorporated by reference to the Company's Amendment No. 2 to Form S-1 Registration Statement (Reg. No. 33-37874) filed with the Commission on March 4, 1991.
(4) Incorporated by reference to the Company's Form S-1 Registration Statement (Reg. No. 33-46225) filed with the Commission on March 6, 1992.
(5) Incorporated by reference to the Company's Annual Report on Form 10-K filed with the Commission on March 25, 1995
(6) Incorporated by reference to the Company's Annual Report on Form 10-K filed with the Commission on March 27, 1996
(7) Incorporated by reference to the Company's Annual Report on Form 10-K filed with the Commission on March 24, 1998
(8) Incorporated by reference to the Form 8-K filed with the Commission on May 12, 2005
(9) Incorporated by reference to the Company's Form S-8 Registration Statement (Reg. No. 333-73794) filed with the Commission on November 20, 2001
(10) Incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the Commission on March 27, 2002
(11) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB filed with the Commission on August 13, 2002
(12) Incorporated be reference to the Company's Quarterly Report on Form 10-QSB filed with the Commission on November 8, 2002
(13) Incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the Commission on March 27, 2003
(14) Incorporated by reference from the Current Report on Form 8-K filed by the Company with the SEC on November 12, 2003
(15) Incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the Commission on March 4, 2004
(16) Incorporated by reference from the Current Report on Form 8-K filed by the Company with the Commission on October 12, 2004
(17) Incorporated by reference to the Company's Form S-8 Registration Statement (Reg. No. 333-1210005) filed with the Commission on December 7, 2004
(18) Incorporated by reference to the Company's Annual Report on Form 10-K filed with the Commission on April 7, 2006
(19) Incorporated by reference to the Company's Form S-2 Registration Statement (Reg. No. 333-123639) filed with the Commission on March 29, 2005
(20) Incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on May 10, 2005
(21) Incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on July 5, 2005
(22) Incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on September 6, 2005
(23) Incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on December 13, 2005
(24) Incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on January 3, 2006
(25) Incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on March 30, 2006

Item 17.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R.ss.230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchase in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.






























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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on April 26, 2006.

                                    Simtek Corporation,
                                    a Colorado corporation

                                    By:  /s/Brian Alleman
                                        ---------------------------------------
                                        Brian Alleman
                                        Secretary, Vice President and
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE


 * /s/Harold Blomquist
----------------------------------------------------------
Harold Blomquist, Chairman,
Chief Executive Officer and President
April 26, 2006



  /s/Brian Alleman
-----------------------------------------------------------
Brian Alleman, Secretary, Vice President and Chief
Financial Officer
April 26, 2006



 * /s/Robert Keeley
-----------------------------------------------------------
Robert Keeley, Director
April 26, 2006



 * /s/Alfred Stein
-----------------------------------------------------------
Alfred Stein, Director
April 26, 2006



  *  /s/Ronald Sartore
-----------------------------------------------------------
Ronald Sartore, Director
April 26, 2006



   /s/Kimberley Carothers
-----------------------------------------------------------
Kimberley Carothers
Controller (Principal Accounting Officer)
April 26, 2006



* By /s/Brian Alleman, Attorney in Fact

















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